Exhibit 10.27

JONES ENERGY HOLDINGS, LLC

MONARCH EQUITY PLAN

AWARD AGREEMENT

Jones Energy Holdings, LLC (the “Company”), hereby grants, effective as of [                            ], 2013 (the “Grant Date”) to [                              ] (the “Participant”), [                    ] Phantom Units, as defined in the Jones Energy Holdings, LLC Monarch Equity Plan, as established effective as of May 7, 2013, and thereafter amended from time to time (the “Plan”), subject to the following terms and conditions:

1.                                      Relationship to Plan.  This Award Agreement is issued in accordance with and subject to all of the terms, conditions and provisions of the Plan, a copy of which is attached hereto as Exhibit A, and administrative interpretations thereunder, if any, which have been or may be adopted by the Board.  Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2.                                      Vesting Schedule.  The Award shall be subject to the following vesting schedule:

Percentage of Phantom Units Vested	Vesting Date
20%	May 7, 2014
20%	May 7, 2015
20%	May 7, 2016
20%	May 7, 2017
20%	May 7, 2018

In order for the Phantom Units above to vest, subject to the other applicable terms and conditions of the Plan, the Participant must be in continuous employment with the Company or its Subsidiaries through each applicable vesting date and such Phantom Units must not have previously been forfeited as provided in Section 5(c) of the Plan.  Within 30 days following the applicable vesting date, the Participant shall receive an assignment of the number of Monarch Units in respect of the Phantom Units vesting on such date, and such Phantom Units shall cease to be outstanding in the Participant’s notional account under the Plan.

3.                                      Call Right.

(a)                                 The Participant agrees and acknowledges that Jonny Jones (“Jones”) shall have the right and option, at any time following the termination of the Participant’s employment with the Company and its Subsidiaries, to purchase any or all of the Monarch Units (as determined in his discretion) received by the Participant pursuant to this Agreement in accordance with the following procedures (the “Call Option”).  All Monarch Units subject to the Call Option shall be purchased at the fair market value determined by the Board for Monarch Units as of the most recent valuation date coincident with or immediately preceding the date of the Call Option (such aggregate price, the “Call Price”).  The Call Option shall be communicated to the Participant in writing and shall set forth the number of Monarch Units to be purchased and the price per unit.

(b)                                 Upon notice of the purchase by Jones of the Monarch Units pursuant to this Section 3, the Participant shall promptly surrender to Jones, free and clear of any liens or encumbrances, any certificates representing the Monarch Units being sold, together with a duly executed stock power for the transfer of such Monarch Units to Jones or Jones’ assignee or assignees.  Upon Jones’ or his assignee’s receipt of the certificates from the Participant, Jones or his assignee or assignees shall, not later than ten (10) business days following the date of the Call Option, deliver to the Participant a check in the amount of the Call Price.  Upon the payment of the Call Price, Jones shall become the legal and beneficial owner of the Monarch Units being repurchased and all rights and interests therein or relating thereto, free of all restrictions imposed under this Agreement, and Jones shall have the right to retain and transfer to his own name the number of Monarch Units being repurchased by Jones.

(c)                                  Whenever Jones shall have the right to purchase Monarch Units hereunder, Jones may designate and assign one or more persons or organizations to exercise all or a part of Jones’ purchase rights under this Agreement and purchase all or a part of such Monarch Units.

(d)                                 The Participant agrees and acknowledges that the Call Option under this Section 3 shall be exercisable with respect to his beneficiary or beneficiaries, his estate and any other legal representative.

4.                                      Right of First Refusal.  Before any Monarch Units held by the Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), Jones or Jones’ assignee or assignees shall have a right of first refusal to purchase the Monarch Units on the terms and conditions set forth in this Section 4 (the “Right of First Refusal”).

(a)                                 The Holder shall deliver to Jones a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Monarch Units; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Monarch Units to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Participant proposes to transfer the Monarch Units (the “Offered Price”), and the Holder shall offer the Monarch Units to Jones or Jones’ assignee or assignees at the Offered Price.

(b)                                 At any time within 30 days after receipt of the Notice, Jones or Jones’ assignee or assignees may, by giving written notice to the Participant, elect to purchase all or a portion of the Monarch Units proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)                                  The purchase price (“Purchase Price”) for the Monarch Units purchased by Jones or Jones’ assignee or assignees under this Section 4 shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by Jones in good faith.

(d)                                 Payment of the Purchase Price shall be made by Jones or Jones’ assignee or assignees by check within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)                                  If all of the Monarch Units proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by Jones or Jones’ assignee or assignees as provided in this Section 4, then the Holder may sell or otherwise transfer such Monarch Units to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 4 shall continue to apply to the Monarch Units in the hands of such Proposed Transferee.  If the Monarch Units described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to Jones, and Jones or Jones’ assignee or assignees shall again be offered the Right of First Refusal before any Monarch Units held by the Participant may be sold or otherwise transferred.

(f)                                   Anything to the contrary contained in this Section 4 notwithstanding, the transfer of any or all of the Monarch Units during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s Immediate Family (as defined below) or a trust for the benefit of the Participant’s immediate family shall be exempt from the provisions of this Section 4.  “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.  In such case, the transferee or other recipient shall receive and hold the Monarch Units so transferred subject to the provisions of this Section 4, and there shall be no further transfer of such Monarch Units except in accordance with the terms of this Section 4.

(g)                                  Any transfer of the Monarch Units pursuant to this Section 4 shall be in accordance with the transfer restrictions in the MNGH LLC Agreement.

5.                                      Taxes.  The Company shall have the right to withhold, at the time of assignment of Monarch Units under this Award Agreement, an appropriate amount of Monarch Units for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

6.                                      Entire Agreement.  This Award Agreement and the Plan represent the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreement or understanding.

[Execution Page to Follow]

In witness whereof, the parties have executed this Award Agreement effective as of the Grant Date.

JONES ENERGY HOLDINGS, LLC

By
Name:
Title:

JONNY JONES (with respect to the Call Right and Right of First Refusal)

By

PARTICIPANT

[Name]

Consent of Spouse

I, the undersigned, the spouse of the Participant acknowledge that I have read the Plan and the Award Agreement that I understand their contents.  I hereby consent to and approve of the provisions of the Plan and the Award Agreement, as they may be amended from time to time in accordance with their terms, and agree that the Monarch Units held by my spouse and my interest in such Monarch Units are subject to such provisions.  I agree that I will take no action at any time to hinder the operations of the Company.

Dated: , 2013

Name:

EXHIBIT A

Jones Energy Holdings, LLC Monarch Equity Plan